ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                                 XRF CORPORATION

         Pursuant to the provisions of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, effective upon filing with the Utah Secretary of State:

         FIRST: The following amendment to the Articles of Incorporation were adopted by the Shareholders of XRF Corporation at its duly held meeting of Shareholders on July 6, 1994, in the manner prescribed by the Utah Business Corporation Act:

         Articles I of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                    ARTICLE I
                                    ---------

         The name of this Corporation is NDS Software, Inc.

         SECOND: The number of shares of common stock of the Corporation outstanding at the time of such adoption was 1,192,352 and the number of shares in attendance and constituting a quorum at such meeting and entitled to vote thereon was 820,835.

         THIRD: The number of shares voting for such amendment was 820,821 and the number of shares voting against such amendment was 14.

                  Dated as of this 12th day of July, 1994.

                                            XRF CORPORATION

                                            By: /s/ Dr Jack Kelly
                                            -----------------------
                                            Dr. JACK KELLY
                                            President

         Attested and Verified:

         /s/ Dr. Jack Kelly
         -------------------------
         DR. JACK KELLY, SECRETARY

         STATE OF NEVADA   )
                           :
         County of Washoe  )

                  On the 12th day of July, 1994, personally appeared before me, Dr. Jack Kelly, who, being by me duly sworn, did say that he is the President of XRF Corporation and that said instrument was signed on behalf of said Corporation by authority of its Bylaws and by resolution of its Board of Directors and Shareholders, as the case may be, and that said Dr. Jack Kelly acknowledged to me that said Corporation executed the same, and that the statements contained therein are true.


                            /s/ Heidi Benham
                            ---------------------
                            NOTARY PUBLIC
                            Residing at: Reno, NV